                         ALLIANCE PHARMACEUTICAL CORP.

                             3040 SCIENCE PARK ROAD
                              SAN DIEGO, CA  92121

                                 -------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                 -------------

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Alliance Pharmaceutical Corp. (the "Corporation") will be held at 10:00 a.m. on Thursday, November 16, 1995, at the San Diego Marriott La Jolla, 4240 La Jolla Village Drive, La Jolla, California 92037 for the following purposes:

          1.   To elect seven directors of the Corporation.

          2. To approve an increase in the number of shares authorized for issuance under the 1991 Stock Option Plan of Alliance Pharmaceutical Corp. from 2,000,000 to 3,200,000.

          3. To approve the amendment and restatement of the Formula Stock Option Plan for Nonemployee Directors of the Corporation, as described in the attached Proxy Statement.

          4. To ratify the appointment by the Corporation's Board of Directors of Ernst & Young LLP as independent auditors of the Corporation for its fiscal year ending June 30, 1996.

          5. To transact such other business as may properly come before the annual meeting and any adjournments thereof.

     Only holders of record of the Corporation's Common Stock and its Series A Preferred Stock at the close of business on September 28, 1995, are entitled to notice of, and to vote at, the meeting and any adjournments thereof. Such shareholders may vote in person or by proxy. The stock transfer books of the Corporation will not be closed.

     Shareholders are urged to attend the meeting in person. If you are not able to do so and wish that your shares be voted, please sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.

                              By Order of the Board of Directors,

                              DUANE J. ROTH, Chairman


Dated:  October 12, 1995

                         ALLIANCE PHARMACEUTICAL CORP.

                             3040 SCIENCE PARK ROAD
                              SAN DIEGO, CA  92121

                                  -----------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                               November 16, 1995

                                 ------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alliance Pharmaceutical Corp. (the "Corporation") to be voted at the Annual Meeting of Shareholders to be held on Thursday, November 16, 1995, at 10:00 a.m. at the San Diego Marriott La Jolla, 4240 La Jolla Village Drive, La Jolla, California 92037 and at any adjournment or adjournments thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     The mailing address of the principal executive offices of the Corporation is 3040 Science Park Road, San Diego, CA 92121 (telephone number 619/558-4300). The enclosed Proxy and this Proxy Statement are being first sent to shareholders of the Corporation on or about October 12, 1995.

     The Board of Directors has fixed the close of business on September 28, 1995 as the record date for the determination of shareholders of the Corporation entitled to receive notice of, and vote at, the Meeting. At the close of business on the record date, an aggregate of 24,850,735 shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock") were issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Meeting, and 1,500,000 shares of Series A Preferred Stock, par value $.01 per share, of the Corporation (the "Preferred Stock"), were issued and outstanding, each of which is entitled to one-half vote on each matter to be voted upon at the Meeting. The Common Stock and the Preferred Stock vote together as one class.

     All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

SOLICITATION AND REVOCATION

     PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS OF THE CORPORATION. THE PERSONS NAMED IN THE PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Shares represented by properly executed proxies received by the Corporation will be voted at the Meeting in the manner specified therein or, if no specification is made, will be voted FOR the election of the seven directors listed herein, FOR an increase in the number of shares authorized for issuance under the Corporation's 1991 Stock Option Plan, FOR the amendment and restatement of the Formula Stock Option Plan For Nonemployee Directors of the Corporation, and FOR the ratification of the appointment by the Corporation's Board of Directors of Ernst & Young LLP as independent auditors of the Corporation for its fiscal year ending June 30, 1996, all as described in this Proxy Statement.

     Any proxy given by a shareholder pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised, by written notification delivered to the Secretary of the Corporation, by voting in person at the Meeting, or by executing another proxy bearing a later date.

     Proxies will be solicited by mail. They may also be solicited by officers and regular employees of the Corporation personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. The Corporation may use the services of Shareholder Communications Corporation to aid in the solicitation of proxies. The Corporation estimates that the fee payable to Shareholders Communications Corporation for such services should not exceed $5,000. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock. The costs of soliciting proxies will be borne by the Corporation.


                           1.  ELECTION OF DIRECTORS

     Seven directors are to be elected at the Meeting to hold office until the next annual meeting of shareholders and until the election and qualification of their respective successors. The Board of Directors has nominated Duane J. Roth, Carroll O. Johnson, Stephen M. McGrath, Donald E. O'Neill, Helen M. Ranney, M.D., Jean G. Riess, Ph.D., and Thomas F. Zuck, M.D., all of whom are currently directors of the Corporation. Directors are elected by a plurality vote.

     Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for these nominees. If, for any reason, any of the nominees should be unable to accept nomination or election, it is intended that such proxy will be voted for the election, in his or her place, of a substituted nominee who would be recommended by management. Management, however, has no reason to believe that any nominee will be unable to serve as a director.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

     Set forth below is certain information with respect to each nominee as of August 31, 1995:

     DUANE J. ROTH. Mr. Roth is 45 and has served as a director of the Corporation since 1985. He has served as President, Chief Operating Officer and Chief Executive Officer of the Corporation since 1985 and has served as Chairman since October 1989. Prior to joining the Corporation, Mr. Roth served as President of Analytab Products, Inc., an American Home Products company involved in manufacturing and marketing medical diagnostics, pharmaceuticals and devices. For the previous ten years, he was employed in various sales, marketing and general management capacities with Ortho Diagnostic Systems, Inc., a Johnson & Johnson company, which is a manufacturer of diagnostic and pharmaceutical products. Mr. Roth's brother, Theodore D. Roth, is an Executive Vice President of the Corporation.

     CARROLL O. JOHNSON. Mr. Johnson is 62 and has served as a director of the Corporation since 1989. He has been President of Research Management, Inc. ("RMI") since 1985, an independent contract research organization which provides services to the pharmaceutical industry in the implementation of clinical trials. Previously, he served for 25 years in various research, sales and marketing positions with several pharmaceutical companies, including Pharmacia Laboratories, Inc., where he created a national sales force which introduced three major products.

     STEPHEN M. MCGRATH. Mr. McGrath is 59 and has served as a director of the Corporation since 1989. He is an Executive Vice President of Oppenheimer & Co., Inc. ("Oppenheimer") and serves as the Director of its Corporate Finance Department. For the eleven years prior to his employment by Oppenheimer in 1983, he held various executive positions with Warner-Lambert Company. Before joining Warner-Lambert Company, Mr. McGrath was Controller and Assistant Treasurer of Sterling Drug, Inc. and a certified public accountant for Price Waterhouse & Co. He is a director of PetroCorp, Inc.

     DONALD E. O'NEILL. Mr. O'Neill is 69 and has served as a director of the Corporation since 1991. He retired from Warner-Lambert Company in 1991 after 20 years of service. During his tenure, he held various managerial positions, including President of the Parke-Davis Group, President of the Health Technologies Group and President - International Operations. At the time of his retirement from Warner-Lambert Company, he held the offices of Executive Vice President of the corporation and President and Chairman of its International Operations. He is a director of New Jersey Resources Corporation, Targeted Genetics Corp., Scios-Nova, Inc., MDL Information Systems, Inc., Immunogen, Inc. and Cytogen Corp.

     HELEN M. RANNEY, M.D. Dr. Ranney is 75 and has served as a director of the Corporation since 1991. She is Professor Emerita, Department of Medicine, University of California at San Diego, having served as Chairman of the Department from 1973 through 1986. From 1986 through 1991, she was Distinguished Physician of the U.S. Department of Veterans Affairs. She formerly was Professor of Medicine at Albert Einstein College of Medicine (New
York) and at the State University of New York, Buffalo. Dr. Ranney is a member of many professional societies, including the National Academy of Sciences, the Institute of Medicine, the Association of American Physicians (past President) and the American Society of Hematology (past President). She has more than 150 publications, primarily relating to blood and blood disorders. Dr. Ranney served on the Board of Directors of Squibb Corp. prior to its merger with Bristol-Myers. She received her M.D. from the College of Physicians and Surgeons, Columbia University.

     JEAN G. RIESS, Ph.D. Professor Riess is 58 and has served as a director of the Corporation since 1989. He has been the Director of Laboratoire de Chimie Moleculaire at the University of Nice for over 20 years. He has been an active researcher since receiving a Ph.D. from the University of Strasbourg, with numerous patents and over 300 publications. For more than 20 years Dr. Riess has focused on chemistry related to perfluorochemical emulsions for medical application. In this field, his research group has been active in synthesis of tailored perfluorochemicals, in emulsion technology, in synthesis of fluorinated surfactants, in the physical chemistry of emulsion stabilization and in surfactant self-aggregation. Dr. Riess is responsible for the Corporation's research efforts at its affiliated company, Applications et Transferts de Technologies Avancees in Nice, France.

     THOMAS F. ZUCK, M.D. Dr. Zuck is 61 and has served as a director of the Corporation since 1990. He is Professor of Transfusion Medicine and Director of Hoxworth Blood Center at the University of Cincinnati Medical Center and is President of Ohio Enterprises International, Inc. ("OEI"), a consulting company. Dr. Zuck was formerly director of the Division of Blood and Blood Products at the Office of Biologics Research & Review within the U.S. Food and Drug Administration. He has served in numerous scientific professional societies, including as President of the American Association of Blood Banks and the Council of Community Blood Centers. He was Editor-in-Chief of the journal Transfusion and has more than 100 publications to his credit. Dr. Zuck is a retired U.S. Army Colonel, where he was a Commander of the Letterman Army Institute of Research and, for many years, involved with the Army's blood substitute development program. Dr. Zuck received his LL.B. from Yale Law School and his M.D. from Hahnemann Medical College.

COMPENSATION OF DIRECTORS

     Directors do not receive cash compensation for attendance at Board of Directors' meetings or committee meetings. Non-qualified stock options are awarded to nonemployee directors of the Corporation pursuant to the Formula Stock Option Plan for Nonemployee Directors of the Corporation (the "Directors' Formula Option Plan"). Options under the Directors' Formula Option Plan are granted under and subject to the Corporation's 1991 Stock Option Plan. The options have a term of ten years from the date of grant and are exercisable at a price per share equal to the fair market value of a share of Common Stock on the date of grant. The present formula for awarding the options is as follows:
each person who was a nonemployee director of the Corporation in November 1992, and served as a director for two or more years, upon each annual meeting of the Board of Directors of the Corporation (the "Annual Meeting") that such person remains a nonemployee director, shall automatically be granted an option to acquire 3,500 shares of Common Stock; each person who was a nonemployee director of the Corporation and served as a director for less than two years in November 1992, upon the fourth Annual Meeting following his or her initial election and each Annual Meeting thereafter that such person remains a nonemployee director, shall automatically be granted an option to acquire 3,500 shares of Common Stock; and each person who first becomes a nonemployee director of the Corporation after November 1992; (i) upon his or her initial election, shall automatically be granted an option to acquire 25,000 shares of Common Stock which shall be exercisable in four installments of 6,250 shares each with the first installment being at his or her initial election and the remaining installments becoming exercisable on the date of each Annual Meeting thereafter that such person is a director, until fully exercisable, and (ii) upon the fourth Annual Meeting following his or her initial election and each Annual Meeting thereafter that such person remains a nonemployee director, shall automatically be granted an option to acquire 3,500 shares of Common Stock. Except as otherwise described above, all options are immediately exercisable in full on the date of grant. The shareholders are being asked to amend and restate the Directors' Formula Option Plan at the Meeting to increase the number of shares under each annual option grant to nonemployee directors. See Proposal 3, page 14.

OTHER TRANSACTIONS

     The following affiliations exist between the Corporation and certain directors:

     Mr. McGrath is an Executive Vice President of Oppenheimer, an investment banking firm which renders financial advice to the Corporation from time to time. In April 1995, the Corporation completed public offerings of newly issued Common Stock in which Oppenheimer participated as a placement agent. The Corporation has also retained Oppenheimer to provide financial advice in connection with future collaborative agreements for certain of the Corporation's products. Additionally, in September 1995, the Board of Directors voted to extend the maturity dates of certain warrants for Common Stock initially issued to Oppenheimer by two years in consideration of financial services provided by Oppenheimer. Mr. McGrath abstained from voting on such extension. Some of the warrants have been transferred by Oppenheimer to various Oppenheimer employees and, using the Black Scholes valuation model, the Corporation estimates that the value of the term extension for the warrants held by Mr. McGrath is approximately $18,600.

     In October 1994, the Corporation renewed a one-year research services agreement with RMI for $2,000 per month. Mr. Johnson is the president and owner of RMI.

     Dr. Zuck received $2,000 per month through December 1994 for providing consulting services to the Corporation. In January 1995, the Corporation entered into a one-year consulting agreement with OEI for $2,000 per month. Dr. Zuck is the president and owner of OEI.

       Dr. Ranney receives $2,000 per month for providing consulting services to the Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The standing committees of the Board of Directors consist of an Executive Committee, a Compensation Committee, a Nominating Committee, an Audit Committee and a Stock Option Committee. The Executive Committee was established to act when the full Board of Directors is unavailable. It has all the authority of the Board between meetings of the entire Board as to matters which have not been specifically delegated to other committees of the Board, except the authority that by law cannot be delegated by the Board of Directors. The members of the Executive Committee are Mr. Roth and Drs. Ranney and Zuck. The Compensation Committee advises and makes recommendations to the Board of Directors regarding matters relating to the compensation of directors, officers and senior management. The members of the Compensation Committee are Dr. Ranney and Messrs. McGrath and O'Neill. The Audit Committee advises and makes recommendations to the Board concerning the internal controls of the Corporation and the independent auditors to be nominated for election by the shareholders and other matters relating to the financial activities of the Corporation. The members of the Audit Committee are Messrs. Johnson, McGrath and O'Neill. The Nominating Committee has the authority to nominate members of the Board of Directors to the entire Board for consideration. The Nominating Committee will not consider nominees recommended by shareholders. The members of the Nominating Committee are Dr. Riess and Messrs. Johnson and Roth. The Stock Option Committee has the authority to administer the Corporation's stock option plans. The members of the Stock Option Committee are Dr. Zuck and Messrs. Johnson and McGrath.

     During the fiscal year ended June 30, 1995, there were five meetings of the Board of Directors. The Stock Option Committee held four meetings, the Compensation Committee held two meetings, the Audit Committee held two meetings, the Nominating Committee held one meeting, and the Executive Committee did not meet. Each Board member attended all of the meetings of the Board and all of the meetings of the committee(s) of which he or she is a member.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file.

     To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation during the fiscal year ended June 30, 1995, one report, covering one transaction, was filed late on behalf of Dr. Ranney.

                   OWNERSHIP OF VOTING SECURITIES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Corporation's voting securities as of August 31, 1995 as to (i) each of the directors and director nominees, (ii) each of the executive officers listed in the Summary Compensation Table, (iii) each person known by the Corporation to own more than 5% of any class of the Corporation's outstanding voting securities, and (iv) all directors and executive officers of the Corporation as a group.


                                          Amount and Nature of                       Percentage of
Name and Address                         Beneficial Ownership (1)                      Class (2)
----------------                         -------------------------                   -------------
     Common Stock
     ------------
Duane J. Roth                                   388,856 (3)                                 1.6%
Carroll O. Johnson                               23,000 (4)                                    *
Stephen M. McGrath                               63,826 (5)                                    *
Donald E. O'Neill                                38,500 (6)                                    *
Helen M. Ranney, M.D.                            29,800 (7)                                    *
Jean G. Riess, Ph.D.                             91,233 (8)                                    *
Thomas F. Zuck, M.D.                             40,500 (9)                                    *
Harold W. DeLong                                 95,950 (10)                                   *
Theodore D. Roth                                105,517 (11)                                   *
N. Simon Faithfull, M.D., Ph.D.                  59,450 (12)                                   *
Ronald M. Hopkins, Ph.D.                         70,512 (13)                                   *
All directors and executive                   1,197,379                                      4.7%
   officers as a group (14 persons)

Long Family Trusts                            1,779,715 (14)                                 7.2%
     10988 Horizon Hills Drive
     El Cajon, CA 92020

Wellington Management Company                 2,845,888 (15)                                 11.5%
     75 State Street
     Boston, MA 02109

     Series A Preferred Stock

Johnson & Johnson Development                  1,500,000 (16)                                  100%
      Corporation
      One Johnson & Johnson Plaza
      New Brunswick, NJ 08933
--------------------------------------------------------------------------------------------------------------------

     *    Indicates ownership of less than 1% of outstanding shares.


(1) Each person listed or included in the group has sole voting power and sole investment power with respect to the shares owned by such person, except as indicated below.

(2) Shares subject to options and warrants exercisable within 60 days have been deemed to be outstanding for percentage calculations with respect to the person holding such options and warrants.

(3) Consists of (i) 214,000 shares owned by Mr. Roth, (ii) 93,800 shares subject to options granted by the Corporation under its 1983 Non-Qualified Stock Option Program ("the 1983 Program"), (iii) 80,200 shares subject to options granted by the Corporation under its 1991 Stock Option Plan ("the 1991 Plan"), and (iv) 856 shares owned by Mr. Roth's spouse.

(4) Consists of (i) 5,000 shares owned by Mr. Johnson and (ii) 18,000 shares subject to options granted by the Corporation under the 1991 Plan.

(5) Consists of (i) 38,000 shares owned by Mr. McGrath, (ii) 15,326 shares subject to warrants, and (iii) 10,500 shares subject to options granted by the Corporation under the 1991 Plan.

(6) Consists of (i) 8,000 shares owned by Mr. O'Neill, (ii) 28,500 shares subject to options granted by the Corporation under the 1991 Plan, and
     (iii) 2,000 shares owned by Mr. O'Neill's spouse.

(7) Consists of (i) 1,300 shares owned by Dr. Ranney and (ii) 28,500 shares subject to options granted by the Corporation under the 1991 Plan.

(8) Consists of (i) 80,733 shares owned by Dr. Riess and (ii) 10,500 shares subject to options granted by the Corporation under the 1991 Plan.

(9) Consists of (i) 30,000 shares subject to options granted by the Corporation under the 1983 Program and (ii) 10,500 shares subject to options granted by the Corporation under the 1991 Plan.

(10) Consists of (i) 22,000 shares owned by Mr. DeLong, (ii) 8,600 shares subject to options granted by the Corporation under the 1983 Program, and
     (iii) 65,350 shares subject to options granted by the Corporation under the 1991 Plan.

(11) Consists of (i) 20,500 shares owned by Mr. Roth, (ii) 19,667 shares subject to options granted by the Corporation under the 1983 Program, and (iii) 65,350 shares subject to options granted by the Corporation under the 1991 Plan.

(12) Consists of (i) 7,000 shares owned by Dr. Faithfull, (ii) 43,000 shares subject to options granted by the Corporation under the 1983 Program and
     (iii) 9,450 shares subject to options granted by the Corporation under the 1991 Plan.

(13) Consists of (i) 297 shares owned by Dr. Hopkins' spouse, (ii) 45,000 shares subject to options granted by the Corporation under the 1983 Program, (iii) 9,450 shares subject to options granted by the Corporation under the 1991 Plan, and (iv) 15,765 shares subject to options granted by the Corporation to Dr. Hopkins' spouse under the 1991 Plan.

(14) Consists of (i) 1,620,285 shares owned by The Long Family Trust, (ii) 8,430 shares owned by The Long Family Charitable Remainder Unitrust, (iii) 33,500 shares owned by The David M. Long, Jr. and Donna R. Long Irrevocable Trust, and (iv) 112,500 shares owned by The David M. Long, Jr. and Donna R. Long Second Unitrust, and (v) 5,000 shares owned by David M. Long, Jr. Both David M. Long, Jr. and Donna R. Long are co-trustees of the various trusts and may be deemed to be beneficial owners of such shares. Donna R. Long disclaims beneficial ownership of 5,000 shares owned directly by her husband, David M. Long, Jr. Does not include 215,650 shares owned by D. Carl Long or 19,100 shares owned by Raymond A. Long.

(15) Wellington Management Company ("WMC") in its capacity as investment advisor may be deemed beneficial owner of these shares which are owned by many clients. WMC has shared voting power over 1,207,000 shares and shared dispositive power over all such shares.

(16) The Series A Preferred Stock ("Preferred Stock") has one-half vote per share and votes together with the Common Stock as one class, except where otherwise required by law. The Corporation sold the Preferred Stock to Johnson & Johnson Development Corporation ("J&JDC") and issued to J&JDC a warrant to purchase 300,000 shares of the Corporation's Common Stock.
     These
     transactions occurred in conjunction with the Corporation's grant, in August 1994, to Ortho Biotech, Inc. and The R.W. Johnson Pharmaceutical Research Institute, a division of Ortho Pharmaceutical Corporation (collectively referred to as "Ortho"), of a worldwide license agreement ("License Agreement") for injectable PFC emulsions capable of transporting oxygen for therapeutic use. Ortho is an affiliate of J&JDC. The Preferred Stock is convertible into Common Stock upon certain events at a rate based upon a 20-day average of the fair market value of the Common Stock at conversion. In addition, Ortho agreed to pay certain licensing and milestone fees, to pay for the remaining development expenses for the product on a worldwide basis, and to pay royalties to the Corporation after commercialization.


                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning annual and long-term compensation for the Corporation's Chief Executive Officer and the other four highest paid executive officers (collectively, the "Named Executive Officers") for the year ended June 30, 1995, as well as the total compensation paid to each individual for the Corporation's two previous fiscal years:


                                     Summary Compensation Table


                                                                                          Long-Term
                                                                                           Compen-
                                                       Annual Compensation                 sation
                                                                                         -----------
                                                                                            Awards
                                                -------------------------------------    -----------
                        Name                                                  Other       Securities
                        and                                                  Annual       Underlying
                     Principal                         Salary    Bonus       Compen-       Options/
                      Position                   Year    ($)      ($)      sation ($) (a)  SARs (#)
-----------------------------------------------  ----  ------    ------   --------------- ----------
     Duane J. Roth                               1995  309,200        -               -      132,500
     Chairman of the Board, President, Chief     1994  291,000   89,000               -       50,000
     Executive Officer, Chief Operating Officer  1993  260,000   68,000   67,000 (b)          30,900

     Harold W. DeLong                            1995  169,700        -               -       40,000
     Executive Vice President - Business         1994  161,700   30,375               -       15,000
     Development and Marketing                   1993  148,500   22,000               -       19,500

     Theodore D. Roth                            1995  171,300        -   69,600 (c)          40,000
     Executive Vice President, Secretary,        1994  161,700   30,375               -       15,000
     Chief Financial Officer                     1993  148,500   22,000               -       19,500

     N. Simon Faithfull                          1995  174,500        -               -       32,000
     Vice President - Medical Research           1994  167,100   22,500               -       10,000
                                                 1993  160,000   17,000               -        5,250

     Ronald M. Hopkins                           1995  161,500        -               -       32,000
     Vice President - Research and Development   1994  153,000   22,500               -       10,000
                                                 1993  140,000   17,000               -        5,250
----------------------------------------------------------------------------------------------------

(a) Perquisites and other personal benefits for specific officers are only reported in specific years where such compensation exceeds the lower of 10% of annual salary and bonus, or $50,000.
(b) Includes relocation expense and tax reimbursement of  $51,000.
(c) Includes forgiveness of $57,065 of principal and accrued interest on a relocation loan.

EMPLOYMENT ARRANGEMENTS

     On October 20, 1994, in connection with the exercise of certain stock options previously granted to Duane Roth, the Corporation loaned Mr. Roth $196,330 in accordance with the terms of the 1983 Program. Interest is due and payable quarterly and all outstanding principal is due and payable on October 20, 1999. Interest accrues at the rate of seven and three-quarters percent per annum. The note is secured by the 29,000 shares of Common Stock of the Corporation obtained by Mr. Roth upon exercise of the stock options.

     During fiscal 1992, in connection with his relocation, the Corporation loaned Theodore Roth $175,000, which was originally due on August 5, 1994. The loan bears interest at the prime rate reported in The Wall Street Journal and had an outstanding principal balance of $150,000 as of that date. The loan is evidenced by a promissory note secured by real estate and an assignment of Mr. Roth's option to purchase stock of the Corporation. On February 16, 1994, the Board of Directors authorized the Corporation to forgive on December 1, 1994 and each December 1 thereafter, through December 1, 1998, $30,000 of principal and all accrued interest through such date; provided Mr. Roth remains employed by the Corporation. If his termination is without cause by the Corporation or as a result of a change in control of the Corporation, the debt will be forgiven in full. Termination of his employment for any other reason requires the debt to be paid three years from the termination date, with interest.

     On June 1, 1995, the Corporation loaned Simon Faithfull $70,000. The loan accrues interest at the rate of nine percent per annum. The loan is due and payable on demand; provided that unless and until demand is made, principal and interest shall be payable in biweekly installments of $500 each. The note is secured by a lien on Dr. Faithfull's primary residence.

STOCK OPTION GRANTS AND EXERCISES

     The Corporation has granted options to its executive officers under its 1983 Incentive Stock Option Plan (which plan expired on October 1, 1993), its 1983 Non-Qualified Stock Option Program and its 1991 Stock Option Plan. No stock appreciation rights ("SARs") have been granted by the Corporation. The following table sets forth certain information concerning options granted during fiscal 1995 to the Named Executive Officers:



                                               Option/SAR Grants in Last Fiscal Year
                                                                                           Potential Realizable Value at Assumed
                                                                                                      Annual Rates of
                                               Individual Grants                               Stock Price Appreciation for
                                                                                                      Option Term (1)
                             -------------------------------------------------------       ---------------------------------------
                               Securities      % of Total
                               Underlying     Options/SARs
                                Options/       Granted to     Exercise or
                                  SARs        Employees in    Base Price    Expiration
Name                          Granted (#) (2) Fiscal Year     ($/Share) (4)    Date                 5% ($)             10% ($)
----                         ------------     -------------  -------------- ----------           -----------         -----------
Duane J. Roth                  132,500 (3)          10.6%          5.25     05/16/05              370,000              1,001,200

Harold W. DeLong                40,000 (3)           3.2%          5.25     05/16/05              111,700                302,300

Theodore D. Roth                40,000 (3)           3.2%          5.25     05/16/05              111,700                302,300

N. Simon Faithfull              32,000 (3)           2.6%          5.25     05/16/05               89,400                241,800

Ronald M. Hopkins               32,000 (3)           2.6%          5.25     05/16/05               89,400                241,800
----------------------------------------------------------------------------------------------------------------------------------

(1) The dollar amounts under these columns are the result of calculations assuming that the price of Common Stock on the date of the grants of the options ($5.25 per share) increases at the hypothetical 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's stock price.

(2) All options granted in 1995 to the Named Executive Officers were non-qualified stock options under the 1991 Plan.

(3) Options are exercisable in increments of 20% commencing on the date of issuance and on each subsequent anniversary.

(4) The exercise price per share of the options granted represented the fair market value of the underlying shares on the date of grant. Options must be exercised by paying the Corporation at least the par value of the shares of Common Stock being acquired, allowing the remainder of the exercise price to be borrowed from the Corporation. The 1991 Plan provides that such loans shall mature within five years (or earlier, in the event of a termination of employment or of a consultancy), shall be secured by the shares of Common Stock purchased, shall provide for quarterly payments of interest at such rate as the Board of Directors may determine and shall be in such form and contain such other provisions as the Board of Directors may determine from time to time.

     The following table summarizes options exercised during fiscal 1995 and presents the value of unexercised options held by the Named Executive Officers at fiscal year end:


    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values



                                                           Number of                    Value of
                                                           Securities                  Unexercised
                                                           Underlying                  In-the-Money
                                                          Unexercised                 Optons/SARs
                                                          Options/SARs                  At Fiscal
                            Shares                     at Fiscal Year End (#)          Year End($)
                          Acquired on        Value        Exercisable (E)/           Exercisable (E)/
                          Exercise (#)   Realized($)    Unexercisable (U)          Unexercisable (U)
                          -----------    -----------   ---------------------       -----------------

Duane J. Roth                   29,000        20,900         174,000   E               689,000  E
                                                             163,200   U               318,000  U

Harold W. DeLong                     0             0          73,950   E                94,900  E
                                                              49,150   U                96,000  U

Theodore D. Roth                     0             0          85,017   E               186,100  E
                                                              49,150   U                96,000  U

N. Simon Faithfull               7,000        30,000          52,450   E               234,200  E
                                                              37,800   U                76,800  U

Ronald M. Hopkins                    0             0          54,450   E               143,000  E
                                                              37,800   U                76,800  U
-------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE
 REPORT

     The Compensation Committee of the Board of Directors (the "Committee") has provided the following report:

     The Committee is composed entirely of outside, nonemployee directors. The Committee determines the base salaries and the amount of bonus awards to be paid to the executive officers of the Corporation. In addition, the Committee recommends the number of the Corporation's stock option grants which should be made to executive officers and other employees of the Corporation. The following is a summary of policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in the proxy statement.

Executive Compensation Policy and Components of Compensation
------------------------------------------------------------

     The Committee's fundamental executive compensation philosophy is to enable the Corporation to attract and retain key executive personnel and to motivate those executives to achieve the Corporation's objectives. The Corporation is still in its research and development phase and has not yet achieved profitability. Therefore, traditional methods of evaluating executive performance, such as sales and profit levels, return on equity, and stock price, are inappropriate. Accordingly, assessment of each executive's performance is based upon attainment of his or her specific objectives in relation to the Corporation's overall annual strategic goals. The Committee may in its discretion apply different measures of performance for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the fundamental executive compensation philosophy described above.

     Each executive officer's compensation package is reviewed annually and is comprised of three components: base salary, bonus, and stock option grants. In addition, executive officers of the Corporation are eligible to participate in all benefit programs generally available to other employees.

Base Salary
-----------

     In setting the base salary levels of each executive officer, the Committee considers the base salaries of executive officers in comparable positions in other similarly situated biotechnology/pharmaceutical development companies. In setting levels, the Corporation currently targets the 75th percentile of the relevant labor market. Factors considered include company size, stage of development of a company's products, and geographical location. The Committee also considers the individual experience level and actual performance of each executive officer in view of the Corporation's needs and objectives. Salary decisions are determined in a structured annual review by the Committee with input from the Chief Executive Officer.

Bonus Awards
------------

     Annual bonuses, set as a targeted percentage of total cash compensation, may be earned by each executive officer, based upon the achievement of performance goals established at the beginning of the fiscal year and reviewed at least twice during the year.

     Performance goals for the Corporation are developed by management, and reviewed and approved by the Committee and the Board of Directors. Performance goals for individual executives are developed by the Chief Executive Officer, and reviewed and approved by the Committee. Bonuses are awarded to executives based upon the attainment of these goals during the year, with the Corporation and the executives accomplishing minimum objectives prior to being eligible to receive a bonus. The Committee considers the amounts of bonuses it expects to pay to executives when it compares its compensation practices with other companies similarly situated.

Long-Term Stock-Based Incentive Compensation
--------------------------------------------

     Generally, the Corporation's stock option committee approves annual grants of stock options to each of the Corporation's executive officers under the 1991 Plan based upon recommendations from the Committee. The grants are designed to align the interest of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Corporation from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Corporation's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set as the Committee deems appropriate in order to retain and motivate key executive officers as well as to provide them with the perspective of the Corporation's shareholders in assessing corporate results. The grants also take into account comparable awards to individuals in similar positions at biotechnology/pharmaceutical development companies as reflected in external surveys, the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods, and the risk attached to the future growth of the pharmaceutical industry. In making comparisons in the industry, the Corporation targets the 75th percentile of the relevant labor market.

     The Committee, at its discretion, has the authority to utilize compensation consultants to assist in defining the relevant labor market for executive compensation and to recommend annual salary and bonus increases.

     Duane J. Roth, Chief Executive Officer, although not a member of the Committee, assisted the Committee in developing the compensation packages awarded to executive officers other than himself.

CEO Compensation
----------------

     In setting the compensation payable to the Corporation's Chief Executive Officer, the Committee sought to be competitive with other biotechnology/pharmaceutical development companies. In making comparisons, the Corporation targets the 75th percentile of the relevant labor market. The Committee established Duane Roth's base salary based on an evaluation of his personal performance and the objective of having his base salary keep pace with salaries being paid to similarly situated chief executive officers. With respect to his base salary, it is the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Corporation performance factors. The remaining component of his 1995 fiscal year compensation, however, was dependent upon performance and provided no dollar guarantees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.

                 COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                Donald E. O'Neill, Chairman    Dr. Helen M. Ranney
                Stephen M. McGrath

     Mr. McGrath is an Executive Vice President of Oppenheimer, an investment banking firm which renders financial advice to the Corporation from time to time. In April 1995, the Corporation completed public offerings of newly issued Common Stock in which Oppenheimer participated as a placement agent. The Corporation has also retained Oppenheimer to provide financial advice in connection with future collaborative agreements for certain of the Corporation's products. Additionally, in September 1995, the Board of Directors voted to extend the maturity dates of certain warrants for Common Stock initially issued to Oppenheimer by two years in consideration of financial services provided by Oppenheimer. Mr. McGrath abstained from voting on such extension. Some of the warrants have been transferred by Oppenheimer to various Oppenheimer employees and, using the Black Scholes valuation model, the Corporation estimates that the value of the term extension for the warrants held by Mr. McGrath is approximately $18,600.

STOCK PERFORMANCE GRAPH


     The following graph compares the cumulative total shareholder return to the Corporation's shareholders during the five-year period ended June 30, 1995, as well as with that of an overall stock market index (NASDAQ) and a published industry index (NASDAQ Pharmaceutical Stocks):


                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                   AMONG ALLP, NASDAQ (US) AND NASDAQ PHARM

Measurement period
(Fiscal year Covered)     ALLP          NASDAQ (US)     NASDAQ PHARM
---------------------     ----          -----------     ------------
Measurement PT -
06/30/90                $ 100           $ 100           $ 100

FYE 06/30/91            $ 96.77419      $105.8855       $159.6582
FYE 06/30/92            $161.2903       $127.2042       $198.7864
FYE 06/30/93            $ 76.34409      $159.9692       $172.8032
FYE 06/30/94            $ 83.87097      $161.5612       $144.5531
FYE 06/30/95            $ 70.96774      $215.3633       $193.6003

                             [GRAPH APPEARS HERE]


             2.  PROPOSED AMENDMENT OF THE 1991 STOCK OPTION PLAN

     Effective November 8, 1991, the Board of Directors and the shareholders of the Corporation adopted the 1991 Non-Qualified Stock Option Program (the "1991 Program") pursuant to which 1,000,000 shares of Common Stock were reserved for issuance upon the exercise of options granted under the terms of the 1991 Program. On November 19, 1994, the shareholders of the Corporation approved the amendment and restatement of the 1991 Program (as amended and restated, it is entitled the 1991 Stock Option Plan of Alliance Pharmaceutical Corp., the "1991 Plan") pursuant to which an additional 1,000,000 shares of Common Stock were reserved for issuance upon the exercise of options granted under the terms of the 1991 Plan. As of August 31, 1995, only 66,530 shares remained available for issuance under the 1991 Plan. On September 1, 1995, the Board of Directors approved an amendment to the 1991 Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the 1991 Plan from 2,000,000 to 3,200,000 shares.

     The Board believes that the increase is necessary to meet the Corporation's objectives of motivating and retaining officers, employees, and nonemployee consultants with appropriate experience and ability, and to increase the grantees' alignment of interest with the Corporation's shareholders. The increase of 1,200,000 shares represents 4.2 percent of the Corporation's Common Stock on a fully diluted basis as of June 30, 1995.

                            DESCRIPTION OF THE PLAN

     The following is a summary of the principal features of the 1991 Plan:

PURPOSE

     The purpose of the 1991 Plan is to assist the Corporation in the recruitment, retention and motivation of directors, officers, employees and consultants who are providing, or who are expected to provide, services which are deemed important to the Corporation, by enabling them to acquire the Corporation's Common Stock, thereby increasing their proprietary interest in and commitment to the growth and success of the Corporation.

ADMINISTRATION

     The 1991 Plan is administered by the Stock Option Committee of the Board of Directors. The members of the Stock Option Committee are appointed by, and serve at the pleasure of, the Board of Directors. The Stock Option Committee, which will be referred to in this summary as the Plan Administrator, has full authority, subject to the provisions of the 1991 Plan, to determine the eligible individuals who are to receive option grants under the 1991 Plan, the type of option (incentive stock option or non-qualified stock option) to be granted, the consideration for the granting of such options, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, and the maximum term for which the option is to remain outstanding.

     The Board members who serve as the Plan Administrator may not, either during the one-year period prior to their appointment as Plan Administrator or during their period of service as such, receive any stock options under the 1991 Plan or any other stock plan of the Corporation or its subsidiaries, except in accordance with the shareholder approved Directors' Formula Option Plan.

ELIGIBILITY AND SHARES SUBJECT TO THE 1991 PLAN

     Under the 1991 Plan, 3,200,000 shares of Common Stock have been reserved for issuance (1,200,000 shares of which are subject to shareholder approval at the Meeting) upon the exercise of options granted pursuant to the terms of the 1991 Plan. The 1991 Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify as such under section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options ("NSOs"). ISOs may be granted only to employees of the Corporation. NSOs may be granted to employees, nonemployee directors and consultants who provide services which are deemed important to the Corporation. If any options granted under the 1991 Plan shall for any reason expire or be canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options shall again become available for the 1991 Plan. If options issued under the 1991 Plan are canceled unexercised, they also become available for new grants. Options to purchase more than 200,000 shares may not be granted to any individual in a single calendar year under the 1991 Plan.

     As of June 30, 1995, options to purchase an aggregate of 3,043,988 shares of Common Stock, at a weighted average exercise price of $9.02 per share, were outstanding under all of the Corporation's stock option plans (including options granted under the 1983 Incentive Stock Option Plan, which plan expired on October 1, 1993). As of June 30, 1995, approximately 190 employees (including one director who is an employee) and six nonemployee directors were eligible to participate in the 1991 Plan. On August 31, 1995, the closing price for the Corporation's Common Stock on the NASDAQ National Market was $8.50. All stock options granted since November 15, 1991 have been granted with exercise prices equal to the closing price for the Company's Common Stock on the NASDAQ National Market on the date of grant. As of June 30, 1995, 1,731,575 stock options granted under all of the stock option plans had been exercised, and stock options for a total of 1,289,725 shares of Common Stock are available for future grants (including those available under the amendment to the 1991 Plan to be approved at the Meeting).

     As of August 31, 1995, the following persons or groups had, in total, received options to purchase shares of Common Stock under the 1991 Plan as follows: (i) the Chief Executive Officer and the other Named Executive Officers:
Duane J. Roth, Chairman and Chief Executive Officer, 243,400 shares; Harold W. DeLong, Executive Vice President - Business Development and Marketing, 114,500 shares; Theodore D. Roth, Executive Vice President, 114,500 shares; N. Simon Faithfull, Vice President - Medical Research, 47,250 shares; Ronald M. Hopkins, Vice President - Research and Development, 47,250 shares; (ii) all current executive officers of the Corporation as a group: 738,050 shares; (iii) all current directors who are not executive officers as a group: 106,500 shares;
(iv) each nominee for election as a director (including options granted pursuant to the Directors' Formula Option Plan described below): Carroll O. Johnson 18,000, Stephen M. McGrath 10,500, Donald E. O'Neill 28,500, Helen M. Ranney 28,500, Jean G. Riess 10,500, and Thomas F. Zuck 10,500; (v) each person who has received 5% of options granted other than those named above: no shares; (vi) all employees of the Corporation, including all current officers who are not executive officers, as a group: 1,211,250 shares; and (vii) each associate of any such directors, executive officers, or nominees: Carol Hopkins (Ronald Hopkins' wife), 37,300 shares.

TERMS OF OPTIONS

     Each option granted under the 1991 Plan must be exercised within ten years of the date of its grant unless the Plan Administrator specifies some lesser time. Stock options granted under the 1991 Plan must be exercised by the optionee before the earlier of the expiration of such option or the date ten days after termination of the optionee's employment or service, except that this period is extended to three months in the case of the optionee's retirement at or after age 65 or termination of employment or service due to disability, and to six months in the case of the optionee's death, in which case the option is exercisable by the optionee's estate. Options granted pursuant to the 1991 Plan, except for grants to nonemployee directors (which vest in accordance with the Nonemployee Director Formula Plan), will vest at the time or times determined by the Plan Administrator. Options become immediately exercisable in full upon the optionee's retirement at or after age 65 or termination of employment or service due to disability or death, or upon the occurrence of such circumstance or event as in the opinion of the Plan Administrator merits special consideration.

     Options are subject to such terms and conditions, including price and rate of exercise, as the Plan Administrator may determine. However, the exercise price for ISOs will be no less than 100% of fair market value on the date of grant. The exercise price for NSOs will be no less than either the par value of said shares ($.01 per share) or eighty percent (80%) of the fair market value of said shares on the date of grant.

     Payment of the purchase price for shares purchased pursuant to the exercise of an option may be made by cash or check, by a "cashless" exercise method through a broker, or by such other methods as the Plan Administrator may permit from time to time. A grantee who is an employee of or a consultant to the Corporation at the time of exercise of an option may, if authorized by the Plan Administrator, exercise his/her option by paying the Corporation at least the par value of the shares of Common Stock being acquired and borrowing the remainder of the exercise price from the Corporation. The 1991 Plan provides that such loans shall mature within five years (or earlier, in the event of a termination of employment or of a consultancy), shall be secured by the shares of Common Stock purchased, shall provide for quarterly payments of interest at such rate as the Plan Administrator may determine and shall be in such form and contain such other provisions as the Plan Administrator may determine from time to time.

DURATION, AMENDMENT AND TERMINATION

     The 1991 Plan expires on November 7, 2001. The 1991 Plan may be amended, suspended or terminated at any time by action of the Board of Directors or the Plan Administrator, except that no such action may, without shareholder approval, increase the maximum number of shares reserved for options under the 1991 Plan or for any individual, change the class of eligible persons or materially increase the benefits accruing to eligible persons under the 1991 Plan. Furthermore, no action may, without the consent of an optionee, adversely affect his/her rights under any option theretofore granted.

FEDERAL INCOME TAX CONSEQUENCES

     Neither the optionee nor the Corporation will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Corporation will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise; and the Corporation will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding. The tax treatment of a disposition of option shares acquired under the 1991 Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or NSO. The Corporation will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

     Shareholders are requested in this Proposal 2 to approve the increase in the number of shares authorized for issuance under the 1991 Plan from 2,000,000 to 3,200,000. Under New York law, the affirmative vote of the holders of securities representing a majority of the voting power present in person or represented by proxy at the Meeting is required to adopt the proposed amendment of the 1991 Plan of the Corporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT OF THE 1991 STOCK OPTION PLAN.

   3.  RESTATEMENT OF THE FORMULA STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

INCREASE IN NUMBER OF OPTIONS AUTOMATICALLY GRANTED TO NONEMPLOYEE DIRECTORS

     Directors do not receive cash compensation for attendance at Board of Directors' meetings or committee meetings. Non-qualified stock options are awarded to nonemployee directors of the Corporation pursuant to the Formula Stock Option Plan for Nonemployee Directors (the "Directors' Formula Option Plan") under and subject to the Corporation's 1991 Plan. There are six nonemployee directors eligible to receive options under the Directors' Formula Option Plan. The options have a term of ten years from the date of grant and are exercisable at a price per share equal to the fair market value of a share of Common Stock on the date of grant. The amendment and restatement of the Director's Formula Option Plan will (i) increase the annual option grant to nonemployee directors from 3,500 shares to 7,500 shares, beginning upon the third annual meeting instead of the fourth annual meeting, and (ii) allow the options to be granted under any non-qualified stock option plans of the Corporation.

     The formula for awarding options to nonemployee directors under the existing Directors' Formula Option Plan is as follows: each person who was a nonemployee director of the Corporation in November 1992 and served as a director for two or more years, upon each annual meeting ("Annual Meeting") that such person remains a nonemployee director, shall automatically be granted an option to acquire 3,500 shares of Common Stock; each person who was a nonemployee director of the Corporation in November 1992 and served as a director for less than two years prior thereto, upon the fourth Annual Meeting following his or her initial election and each Annual Meeting thereafter that such person remains a nonemployee director, shall automatically be granted an option to acquire 3,500 shares of Common Stock; and each person who first becomes a nonemployee director of the Corporation after November 1992 (i) upon his or her initial election, shall automatically be granted an option to acquire 25,000 shares of Common Stock which shall be exercisable in four installments of 6,250 shares each with the first installment being at his or her initial election and the remaining installments becoming exercisable on the date of each Annual Meeting thereafter that such person is a director, until fully exercisable, and (ii) upon the fourth Annual Meeting following his or her initial election and each Annual Meeting thereafter that such person remains a nonemployee director, shall automatically be granted an option to acquire 3,500 shares of Common Stock. Except as otherwise described above, all such options are immediately exercisable in full on the date of grant.

     On September 1, 1995, the Board amended and restated the Directors' Formula Option Plan, subject to shareholder approval, as follows: Any nonemployee director shall (i) upon his or her initial election to the Board of Directors of the Corporation be granted an option for 25,000 shares of Common Stock which shall be exercisable in four annual installments of 6,250 shares each with the first installment being at his or her initial election and the remaining installments becoming exercisable on the date of each Annual Meeting thereafter that such person is a director, until fully exercisable, and (ii) upon the third Annual Meeting following his or her initial election and at each Annual Meeting thereafter that such person remains a nonemployee director, automatically be granted an option to acquire 7,500 shares of Common Stock. Except as otherwise descibed above, all options are immediately exercisable in full on the date of grant. Options granted to nonemployee directors shall have a term of ten (10) years from the date of issuance, are granted at exercise prices equal to the fair market value on the date of grant, and shall be granted under and subject to the 1991 Plan, except that any provision which is in the discretion of the Plan Administrator under the 1991 Plan shall not apply to options granted to nonemployee directors pursuant to the Directors' Formula Option Plan. The Directors' Formula Option Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of the Employee Retirement Income Security Act, or the rules thereunder.

     The Board's determination followed consideration of Board compensation by the Compensation Committee and the entire Board of Directors, which reviewed the compensation of the board of directors of other biotechnology/pharmaceutical development companies of a similar size and stage of development. Based on its review and on the fact that the Corporation's Board does not receive cash compensation, the Compensation Committee determined that the stock option compensation was inadequate by the above-mentioned measure.

     The following chart sets forth the number of shares subject to options that will be received by all current directors who are not executive officers as a group (as of August 31, 1995) for fiscal year 1995, if the Directors' Formula Option Plan as proposed to be amended is approved:

                               NEW PLAN BENEFITS


                                                   Directors' Formula Stock
                                                        Option Plan

          Name and Position                             Number of Shares
          -----------------                             ----------------

Non-Executive Director Group (6
persons)(1)...........................................      45,000(1)
-----------

(1) The group includes Carroll O. Johnson, Stephen M. McGrath, Donald E. O'Neill, Helen M. Ranney, Jean G. Riess, and Thomas F. Zuck.

     All current directors who are not executive officers, as a group, have received options to purchase 99,000 shares of Common Stock under the Directors' Formula Option Plan as currently in effect. Each nominee for election as a director has received options to purchase shares of Common Stock under the Directors' Formula Option Plan, as follows: Carroll O. Johnson, 10,500 shares; Stephen M. McGrath, 10,500 shares; Donald E. O'Neill, 28,500 shares; Helen M. Ranney, 28,500 shares; Jean G. Riess, 10,500 shares; and Thomas F. Zuck 10,500 shares.

     Shareholders are requested in this Proposal 3 to approve the amendment and restatement of the Directors' Formula Option Plan. Under New York law, the affirmative vote of the holders of securities representing the majority of the voting power present in person or represented by proxy at the meeting is required to adopt the proposed amendment and restatement of the Directors' Formula Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE FORMULA STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS.

            4.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     In February 1994, the Audit Committee of the Board of Directors of the Corporation and the Board of Directors approved a change in the Corporation's independent auditors. On February 16, 1994, the Corporation dismissed the firm of Deloitte & Touche LLP as its auditors and engaged Ernst & Young LLP as its independent auditors for the fiscal year ended June 30, 1994 to replace Deloitte & Touche.

     The reports of Deloitte & Touche on the Corporation's consolidated financial statements for the fiscal years ended June 30, 1993 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of the Corporation's consolidated financial statements for each of the years in the period ended June 30, 1993, and during any subsequent interim period, there were no disagreements with Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the matter in their reports.

     The Board of Directors has selected the accounting firm of Ernst & Young to serve as the independent auditors for the Corporation for the fiscal year ending June 30, 1996. Representatives of Ernst & Young are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     Shareholder ratification of the appointment of Ernst & Young as the Corporation's independent auditors is not required by the Corporation's Bylaws or otherwise. If the shareholders fail to ratify the appointment, the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Corporation and its shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                               5.  OTHER BUSINESS

     Management knows of no other matters that may be presented to the Meeting. However, if any other matter properly comes before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                        FUTURE PROPOSALS BY SHAREHOLDERS

     Any proposal which a shareholder of the Corporation wishes to have included in the proxy statement and proxy relating to the Corporation's 1996 Annual Meeting pursuant to the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Corporation at its executive offices no later than June 15, 1996, and must otherwise comply with the requirements of Rule 14a-8. The address of the Corporation's executive office is 3040 Science Park Road, San Diego, CA 92121.

                           ANNUAL REPORT ON FORM 10-K

     THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, TO EACH PERSON SOLICITED HEREUNDER WHO MAILS A WRITTEN REQUEST THEREFOR TO ALLIANCE PHARMACEUTICAL CORP., 3040 SCIENCE PARK ROAD, SAN DIEGO, CA 92121, ATTENTION:
THEODORE D. ROTH, EXECUTIVE VICE PRESIDENT. THE CORPORATION WILL ALSO FURNISH, UPON THE PAYMENT OF A REASONABLE FEE TO COVER REPRODUCTION AND MAILING EXPENSES, A COPY OF ALL EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-K.

     It is important that your shares be represented at the Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped, addressed envelope as promptly as possible.

                                         By Order of the Board of Directors,


                                         Duane J. Roth, Chairman

Date:   October 12, 1995
        San Diego, California

                         ALLIANCE PHARMACEUTICAL CORP.
         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS --- NOVEMBER 16, 1995


The undersigned, revoking any proxy heretofore given, hereby appoints Carroll O. Johnson, Stephen M. McGrath and Duane J. Roth or any one of them, proxies of the undersigned with full power of substitution, with respect to all of the shares of the Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Alliance Pharmaceutical Corp. (the "Corporation") to be held on November 16, 1995, at the San Diego Marriott La Jolla, 4240 La Jolla Village Drive, La Jolla, California 92037 at 10:00 a.m., San Diego time, or any adjournment thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS, FOR AUTHORIZATION OF ADDITIONAL SHARES OF COMMON STOCK UNDER THE 1991 STOCK OPTION PLAN, FOR AMENDMENT AND RESTATEMENT OF THE FORMULA STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS, AND FOR RATIFICATION OF ERNST AND YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1996. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

In their discretion, the Proxies are authorized to transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has proposed all matters to be voted upon and recommends a vote FOR all nominees for election as directors, FOR authorization of additional shares under the 1991 Stock Option Plan, FOR amendment and restatement of the Formula Stock Option Plan for Nonemployee Directors, and FOR ratification of Ernst and Young LLP as independent auditors for the fiscal year ending June 30, 1996. Approval of any matter in this proxy is not related to or conditioned on the approval of any other matter.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                  (To be completed and signed on reverse side)

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

1. PROPOSAL 1.  FOR  WITHHELD  NOMINEES: Carroll O. Johnson, Stephen M.
   ELECTION OF  [_]    [_]               McGrath, Donald E. O'Neill,
   DIRECTORS                             Dr. Helen M. Ranney,
                                         Dr. Jean G. Riess, Duane J. Roth
                                         and Dr. Thomas F. Zuck


For, except vote withheld from the following nominee(s):


------------------------------------------------------

                                                        FOR    AGAINST  ABSTAIN
2. Authorization of Additional Shares of Common Stock   [_]      [_]      [_]
   under the 1991 Stock Option Plan.

3. Amendment and Restatement of the Formula Stock       [_]      [_]      [_]
   Option Plan for Nonemployee Directors.

4. Ratification of Ernst and Young LLP as independent   [_]      [_]      [_]
   auditors.


SIGNATURE(S)_______________________________________________ DATE ___________

NOTE: Please sign exactly as name appears hereon. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, corporate officers, general partners and other persons acting in a representative capacity should add their titles.

The above signed hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith. PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POST-PAID RETURN ENVELOPE.